UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 5, 2009, Southern Union Company (the “Company”) and Sandell Asset Management Corp., Castlerigg Master Investment Ltd., Castlerigg International Limited and Castlerigg International Holdings Limited (collectively, the “Sandell Group”) entered into an agreement (the “Settlement Agreement”) to settle a potential proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”).

Pursuant to the Settlement Agreement, among other things:

The Company has agreed to:

(i)	increase the number of seats on the Board from 10 to 12;
(ii)
take all necessary action to nominate and recommend a vote in favor of Stephen C. Beasley and Michael J. Egan (the “Sandell Nominees”) for election as directors of the Company at the Company’s 2009 and 2010 annual meetings of stockholders;

(iii)	place each of the Sandell Nominees on a committee of the Board; and
(iv)	not increase the size of the Board to more than 12 directors prior to the 2011 Annual Meeting except in connection with a business combination transaction.

The Sandell Group has agreed to:

(i)
withdraw its notice to the Company of its intention to nominate certain individuals for election at the Annual Meeting and will not commence any efforts related to solicitation of proxies for the Annual Meeting;

(ii)	vote in favor of the director candidates (including the Sandell Nominees) recommended by the Board at the Company’s 2009 and 2010 annual meeting of stockholders;
(iii)
observe a standstill period until one hundred thirty days prior to the anniversary of the filing of the Company’s proxy statement in respect of the 2010 annual meeting of stockholders (subject to adjustment as set forth in the Settlement Agreement) during which time the Sandell Group will not, among other things, seek or propose to influence or control the management or policies of the Company; and

(iv)	not offer or pay any remuneration to the Sandell Nominees, including contingent remuneration, from and after the election of the Sandell Nominees.

In the event that the Sandell Group were to own less than 5% of the Company’s outstanding common stock, the Sandell Nominees must offer to resign  from the Board.  In addition, under certain circumstances related to their relationship with the Sandell Group or other third parties, the Sandell Nominees must offer to resign from the Board.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement. On March 5, 2009, the Company issued a press release announcing the settlement. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

ITEM 7.01.  Regulation FD Disclosure

On March 5, 2009, the Company issued a press release announcing the settlement of a potential proxy contest pertaining to the election of directors to the Company’s Board at the Company’s Annual Meeting. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

       Exhibit No.    Exhibit Description

10.1 99.1	Settlement Agreement between the Company and the Sandell Group, dated as of March 5, 2009. March 5, 2009 Press Release.
This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 5, 2009	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

  Exhibit No.    Exhibit Description

10.1 99.1	Settlement Agreement between the Company and the Sandell Group, dated as of March 5, 2009. March 5, 2009 Press Release.